                               AMENDMENT NO. 5 TO
                         AUTOMATIC REINSURANCE AGREEMENT
                        EFFECTIVE AS OF DECEMBER 1, 2004
                                   (Agreement)

                                     between

                       METROPOLITAN LIFE INSURANCE COMPANY
                                    (Cedent)

                                       and

                        EXETER REASSURANCE COMPANY, LTD.
                                   (Reinsurer)

The Agreement is hereby amended, as of June 30, 2007, to change the benefit reimbursement pattern for the GMIB (Guaranteed Minimum Income Benefit) rider. Therefore, the IBNARP (Income Benefit Net Amount At Risk Percentage) is defined in Article IV, and Article I and VII, as well as Schedule B, are updated to reflect this change:

     1. The attached Article I, Scope of Agreement, amends and, as amended, restates Article I, Scope of Agreement.

     2. The attached Article IV, Net Amount at Risk, amends and, as amended, restates Article IV, Net Amount at Risk.

     3. The attached Article VII, Settlement of Claims, amends and, as amended, restates Article VII, Settlement of Claims.

     4. The attached Schedule B, Required Data and Suggested Data Layout, amends and, as amended, restates Schedule B, Required Data and Suggested Data Layout.

This Amendment No. 5 does not alter, amend or modify the Agreement other than as set forth herein, and the terms and conditions of the Agreement, as amended herein, continue in effect without other change.

In Witness whereof, the parties have caused this Amendment No. 5 to be signed in duplicate counterparts as of the date first above written.

METROPOLITAN LIFE INSURANCE COMPANY


By: /s/ [signature illegible]
    ---------------------------------

Title: [title illegible]
       ------------------------------


EXETER REASSURANCE COMPANY, LTD.


By: /s/ [signature illegible]
    ---------------------------------

Title: President
       ------------------------------

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                                    ARTICLE I

                               SCOPE OF AGREEMENT

A. This Agreement shall be effective as of December 1, 2004. While this Agreement continues in effect, the Cedent shall cede and the Reinsurer shall accept, as indemnity cessions hereunder, Reinsured Contracts that are issued by the Cedent on and after December 12, 2001.

B.   Ceded Liabilities

     1.   Guaranteed Minimum Death Benefit and Earnings Preservation Benefit

          The indemnity cession shall be the share of the MNAR (defined in Article IV) that is generated, prior to the termination of the Reinsurer's liability (defined in Article II), by the Guaranteed Minimum Death Benefit ("GMDB") and Earnings Preservation Benefit ("EPB") provisions of the Reinsured Contracts, as specified in Schedule A.

     2.   Guaranteed Minimum Income Benefit

          The indemnity cession shall be the share of the annuity payments upon annuitization that is generated prior to the termination of the Reinsurer's liability (defined in Article II), by the Guaranteed Minimum Income Benefit Rider (the "Income Program") provisions of the Reinsured Contracts, as specified in Schedule A, multiplied by the IBNARP (defined in Article IV).

     3.   Guaranteed Withdrawal Benefit

          The indemnity cession shall be the share of the WBNAR (defined in Article IV) that is generated prior to the termination of the Reinsurer's liability (defined in Article II), by the Guaranteed Withdrawal Benefit Rider (the "Withdrawal Program") provisions of the Reinsured Contracts, as specified in Schedule A.

     4.   Guaranteed Minimum Accumulation Benefit

          The indemnity cession shall be the share of the ABNAR (defined in Article IV) that is generated prior to termination of the Reinsurer's liability (defined in Article II) by the Guaranteed Minimum Accumulation Benefit Rider (the "Accumulation" program) provisions of the Reinsured Contracts, as specified in Schedule A.

C. This Agreement covers only the Cedent's contractual liability for reinsured claims paid under variable annuity contract forms specified in Schedule A.

D. There are no aggregate or individual claim limits applicable to the benefits ceded.

E. Spousal Continuances will be covered under this Agreement to the extent provided by the insured contract.

                                   ARTICLE IV

                               NET AMOUNT AT RISK

GMDB AND EPB
------------

A. The MNAR (Mortality Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     MNAR = VNAR + SCNAR + EEMNAR

     in which:

     VNAR (Variable Net Amount at Risk) = Maximum (a,b) multiplied by the Reinsurer's Percentage (defined in Schedule A) in which:

          a = (Contractual Death Benefit - Account Value) and

          b = 0

     SCNAR (Surrender Charge Net Amount at Risk) = Surrender Charges multiplied by the Reinsurer's Percentage

     EEMNAR (Earnings Enhancement Mortality Net Amount at Risk) = x% * Maximum (a,b) multiplied by the Reinsurer's Percentage where:

          x% varies by issue age and is as described in the Reinsurance Contracts specified in Schedule A

          a = (Contractual Death Benefit - Total Purchase Payments Not
          Withdrawn)

          b = 0

B. The death benefit and the surrender charges will be as described in the variable annuity contract forms specified in Schedule A.

GMIB
----

C. The IBNAR (Income Benefit Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     (i) The Guaranteed Principal Adjustment as defined in the rider * Reinsurer's Percentage if the Income Benefit contains a Guaranteed Principal Option and the option is exercised; or

          (ii) IBNAR = Maximum [(IBB * (MAPR/SAPR) - Account Value), 0] * Reinsurer's Percentage

D. The IBNARP (Income Benefit Net Amount at Risk Percentage) for each variable annuity contract ceded hereunder shall be equal to the following:

               IBNARP = IBNAR / [IBB * (MAPR/SAPR)]

     where:

     .    IBB equals the INCOME BASE as defined in the rider;

     . MAPR is the MINIMUM ANNUITY PURCHASE RATE from the GMIB Annuity Table defined in the rider; and

     . SAPR is the SETTLEMENT ANNUITY PURCHASE RATE per $1000 which is used at time of annuitization for reinsurance claims settlement and shall be equal to the fixed annuity purchase rate that the Cedent would provide to an annuitant in the same class.

E. Premium taxes will be applied on a consistent basis between the MAPR and SAPR to calculate the IBNARP and IBNAR.

F. The IBNARP and IBNAR for each contract ceded hereunder shall be calculated as of the last day of each calendar month prior to the termination of liability contingencies set forth in Article II.

GWB
---

G. The WBNAR (Withdrawal Benefit Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     Guaranteed Withdrawal Benefit:

     WBNAR = Maximum [(GWB Benefit Base -Account Value), 0] * Reinsurer's Percentage (defined in Schedule A).

     Lifetime Guaranteed Withdrawal Benefit:

     WBNAR = Maximum [(GWB Benefit Base - Account Value), 0] * Reinsurer's Percentage (defined in Schedule A) + Present Value of any additional Lifetime Payments * Reinsurer's Percentage

     A claim is incurred when the Account Value equals zero and is paid out in installments consistent with the reinsured contract.

GMAB
----

H. The ABNAR (Accumulation Benefit Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     ABNAR = Maximum [(GMAB Guaranteed Accumulation Amount - Account Value),0] * Reinsurer's Percentage.

     A claim is incurred at the maturity date of the GMAB rider if the GMAB Guaranteed Accumulation Amount exceeds the Account Value.

                                   ARTICLE VII

                              SETTLEMENT OF CLAIMS

A. The Reinsurer shall indemnify the Cedent under this Agreement only for benefit claims that the Cedent paid as contractually required under a Reinsured Contract with respect to claims that occur on or after the Effective Date.

B. In the event that the Cedent provides satisfactory proof of claim liability to the Reinsurer, benefit claim settlements made by a Cedent and accepted by the Reinsurer shall be unconditionally binding on the Reinsurer. The Cedent shall report all approved benefit claims in bordereau including cause of death, as available, in such format as may be agreed to from time to time.

C. Within thirty (30) days after the end of each calendar month, the Cedent shall notify the Reinsurer of the ceded contractual benefit claims paid in respect of Reinsured Contracts in that month, based on the definition, set forth in Article IV, and the Reinsurer shall indemnify the Cedent as provided in Article VI for the ceded benefit claim liabilities.

D. In no event will the Reinsurer be liable for expense incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to Reinsured Contract proceeds or benefits.

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                                   SCHEDULE B

                     REQUIRED DATA AND SUGGESTED DATA LAYOUT

                                  (Page 1 of 3)

FIELD DESCRIPTION                            COMMENTS

Annuitant's ID:                              Last Name
                                             First Name
                                             Middle Name
Sex                                          M or F
Date of Birth                                YYYYMMDD
Social Security No. / Social Insurance No.

Joint Annuitant's ID:                        Last Name If Applicable
                                             First Name
                                             Middle Name
Sex                                          M or F
Date of Birth                                YYYYMMDD
Social Security No. / Social Insurance No.

Owner's ID:                                  Last Name
                                             First Name
                                             Middle Name
Sex                                          M or F
Date of Birth                                YYYYMMDD
Social Security No. / Social Insurance No.

Joint Owner's ID:                            Last Name If Applicable
                                             First Name
                                             Middle Name
Sex                                          M or F
Date of Birth                                YYYYMMDD
Social Security No. / Social Insurance No.

Policy Number
Policy Issue Date                            YYYYMMDD
Policy Issue Status                          NI = True New Issue, SC = Spousal
                                             Continuance, EX = 1035 Exchange
Tax Status                                   Qualified (Q), or Non-qualified (N)

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                                   SCHEDULE B

                     REQUIRED DATA AND SUGGESTED DATA LAYOUT

                                  (PAGE 2 OF 3)

FIELD DESCRIPTION                       COMMENTS

GMDB/EEB SECTION (If applicable)
--------------------------------
Mortality Risk Definition Indicator     AV = VNAR; CV = VNAR + SCNAR
Death Claim Trigger                     A = Annuitant, O = Owner, 1 = 1st to
                                        die, 2 = 2nd to die (e.g., A2 = payable
                                        upon death of second of joint
                                        annuitants)

Current Ratchet Value                   If Applicable
Current Reset Value                     If Applicable
Current Rollup Value                    If Applicable
Current Return of Premium Value         If Applicable

Minimum Guaranteed Death Benefit
Contract Death Benefit                  Greater of Account Value and Minimum
                                        Guaranteed Death Benefit

Effective Date of the Rider

Account Value as of the Effective
Date of the Rider

Mortality Risk         VNAR             Max [Contractual Death Benefit -
                      SCNAR             Account Value), 0]
                     EEMNAR             Surrender Charge, if applicable
                                        X% of Death Benefit less Net
                                        Purchase Payments
Earnings                                Death Benefit less Net Purchase Payments
Earnings CAP                            X% of Net Purchase Payments

GMIB SECTION (If applicable)
----------------------------
GMIB Indicator                          Y = benefit elected, N = benefit not
                                        elected, NA = not applicable
Income Benefit Elected                  01 = option 1, 02 = option 2, etc.
Expiration of Waiting Period            YYYYMMDD
GMIB Annuitization Date                 YYYYMMDD - actual date
Most Recent GMIB Step-up / Reset Date   YYYYMMDD, if applicable
Cancellation Date                       YYYYMMDD, if applicable
Pricing Cohort Indicator
IBB Amount
GMIB IBNAR Amount                       Calculated using an individual life
                                        annuity form with 10 years certain
Treasury Rate                           Used in IBNAR calculation
IBNARP
Annuity Payments Upon Annuitization

GWB SECTION (if applicable)
---------------------------
GWB Indicator                           Y = benefit elected, N = benefit not
                                        elected, C = rider cancelled
GWB Election Date                       YYYYMMDD
Total-GWB-Benefit-Base-Amt
Total-GWB-Guar-Withdrl-Amt
Total-GWB-Ann-Benefit-Pymnt
Total-GWB-Rem-Ann-Bnft-Pymnt
Tota-GWB-Rider-Charge
GWB-Optn-Reset-Date

Account Value                           Current total value
Surrender Charge                        If reinsured
Cumulative Deposits                     Total premiums
Cumulative Withdrawals                  Total withdrawals
Net Purchase Payments                   Total premiums less total withdrawals
                                        (proportional adjustment)
Deposits made in quarter of death       dollar value
Quota Share ceded                       percentage

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                                   SCHEDULE B

                     REQUIRED DATA AND SUGGESTED DATA LAYOUT

                                  (PAGE 3 OF 3)

FIELD DESCRIPTION                           COMMENTS

Funding Vehicle Values:
-----------------------
     "MorningStar" designations (US)
Aggressive Growth
Balanced
Corporate Bond
Government Bond
Growth
Growth and Income
High Yield Bond
International Bond
International Stock
Money Market
Specialty Fund

Fixed Account
Dollar Cost Averaging

Note: total of funding vehicles should equal account value.

Termination Information:
------------------------
Termination Date                        YYYYMMDD, If applicable
Reason for Termination                  Death (D), Annuitization (A), 1035
                                        Exchange (X), GMIB Election (I), Other
                                        (O).
Cause of Death                          If applicable. Use your Cause of Death
                                        code, and provide translation

Summary Information:                    For reconciliation purposes (may be
--------------------                    paper summary)
Total number of records                 Monthly aggregate information by GMIB
                                        Design, GMAB Design, and Pricing Cohort
                                        (if applicable)
Total of each dollar field              Monthly aggregate information by GMIB
                                        Design, GMAB Design, and Pricing Cohort
                                        (if applicable)
Note: All values to nearest dollar